DEPOSITOR PURCHASE AGREEMENT





                                     between


                     FLAGSHIP AUTO LOAN FUNDING LLC 1999-II
                                    as Seller



                                       and


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                  as Purchaser






                          ----------------------------
                          Dated as of November 1, 1999
                          ----------------------------




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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1. Definitions.....................................................1
SECTION 1.2. Usage of Terms..................................................3
SECTION 1.3. Section References..............................................3
SECTION 1.4. Action by or Consent of Noteholders.............................3
SECTION 1.5. No Recourse.....................................................3

                                   ARTICLE II
                          CONVEYANCE OF THE AUTO LOANS
                         AND THE OTHER CONVEYED PROPERTY

SECTION 2.1. Conveyance of the Auto Loans and the Other Conveyed Property....3
SECTION 2.2. Optional Purchase of All Auto Loans.............................4
SECTION 2.3. Conditions to Depositor's Obligations...........................5

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of Flagship LLC as Seller........5
SECTION 3.2. Representations and Warranties of Prudential as Purchaser.......7

                                   ARTICLE IV
                            COVENANTS OF FLAGSHIP LLC

SECTION 4.1. Protection of Title of Prudential and the Trust.................9
SECTION 4.2. Other Liens or Interests.......................................10
SECTION 4.3. Costs and Expenses.............................................10

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1. Liability of Flagship LLC......................................10
SECTION 5.2. Merger or Consolidation of Flagship LLC........................10
SECTION 5.3. Limitation on Liability of Flagship LLC and Others.............11
SECTION 5.4. Conveyance of the Auto Loans and the Other Conveyed Property
             to the Issuer..................................................11
SECTION 5.5. Amendment......................................................11

                                        i

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SECTION 5.6.  Notices.......................................................12
SECTION 5.7.  Merger and Integration........................................12
SECTION 5.8.  Severability of Provisions....................................13
SECTION 5.9.  GOVERNING LAW.................................................13
SECTION 5.10. Counterparts..................................................13
SECTION 5.11. Nonpetition Covenant..........................................13
SECTION 5.12. Assignment....................................................13
SECTION 5.13. Third-Party Beneficiaries.....................................13
SECTION 5.14. Successors and Assigns........................................13



SCHEDULE A -- Schedule of Auto Loans
SCHEDULE B -- Legal Proceedings

     DEPOSITOR PURCHASE AGREEMENT, dated as of November 1, 1999 (this "Agreement"), between Flagship Auto Loan Funding LLC 1999-II, a limited liability company, as seller ("Flagship LLC"), and Prudential Securities Secured Financing Corporation, a Delaware corporation, as purchaser ("Prudential").

     WHEREAS, Flagship LLC has purchased the Auto Loans and the Other Conveyed Property from Flagship Credit Corporation pursuant to the Sale and Servicing Agreement.

     WHEREAS, Prudential, as Purchaser, has agreed to purchase from Flagship LLC, as Seller, and Flagship LLC has agreed to sell and transfer to Prudential, the Auto Loans and the Other Conveyed Property pursuant to this Agreement.

     WHEREAS, Prudential will sell, transfer and assign its interest in the Auto Loans and the Other Conveyed Property to the Issuer pursuant to the Owner Trust Purchase Agreement, and the Issuer will pledge the Auto Loans and Other Conveyed Property to the Indenture Trustee pursuant to the Indenture.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, Prudential and Flagship LLC hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

     "Other Conveyed Property" means, with respect to the Auto Loans:

               (i) all right, title and interest of Flagship LLC in and to all monies received with respect to the Auto Loans after the Cut-off Date and all Actual Recovery Amounts received with respect to such Auto Loans after the Cut-off Date;

               (ii) all right, title and interest of Flagship LLC in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Auto Loans and any other interest of Flagship LLC in such Financed Vehicles, including, without limitation, the certificates of title related thereto;

               (iii) all right, title and interest of Flagship LLC in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Auto Loans or the Obligors thereunder;

               (iv) all right, title and interest of Flagship LLC in and to related contracts, including third party contracts and dealer agreements;

               (v) all right, title and interest of Flagship LLC in and to refunds for the costs of extended service contracts with respect to Financed Vehicles securing Auto Loans, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle under an Auto Loan or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

               (vi) the Loan File related to each Auto Loan;

               (vii) all amounts and property from time to time held in or credited to the Collection Account;

               (viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and Auto Loans, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing;

               (ix) the rights of Flagship LLC under the Sale and Servicing Agreement; and

               (x) the proceeds of any and all of the foregoing.

     "Purchase Amount" means, with respect to an Auto Loan, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Auto Loan under the terms thereof including the outstanding Principal Balance of the related Auto Loans plus all accrued and unpaid interest and interest to the end of the month of purchase, in the event such Auto Loan has been repurchased by the Originator, the Seller or by the Servicer pursuant to the terms of the Transaction Documents.

     "Purchaser" means Prudential Securities Secured Financing Corporation.


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


     "Sales and Servicing Agreement" means the Sales and Servicing Agreement dated as of November 1, 1999 among Flagship LLC, Flagship Credit Corporation, as originator and servicer, the Issuer, the Indenture Trustee and the Back-up Servicer.

     "Seller" means Flagship Auto Loan Funding LLC 1999-II.

     "Trust" means Flagship Auto Receivables Owner Trust 1999-2, the trust formed under the Trust Agreement.

     "Trust Agreement" shall have the meaning assigned to that term in the Sales and Servicing Agreement.

     "Trust Certificates" means the Certificates issued by the Trust pursuant to the Trust Agreement.

     SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing one gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

     SECTION 1.3. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     SECTION 1.4. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken or consented to by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date preceding the date on which such action is to be taken or consent given by Noteholders. Solely for the purposes of any action to be taken, or consented to by Noteholders, any Note registered in the name of Flagship Credit Corporation, Flagship LLC or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

     SECTION 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Flagship Credit Corporation, Flagship LLC,


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Prudential or of any predecessor or successor of Flagship Credit Corporation,
Flagship LLC or Prudential.


                                   ARTICLE II
                          CONVEYANCE OF THE AUTO LOANS
                         AND THE OTHER CONVEYED PROPERTY

     SECTION 2.1. Conveyance of the Auto Loans and the Other Conveyed Property.

     (a) Conveyance. Subject to the terms and conditions of this Agreement, Flagship LLC hereby sells, contributes, transfers, assigns and otherwise conveys to Prudential, without recourse (but without limitation of its obligations in this Agreement), and Prudential hereby purchases and accepts, all right, title and interest of Flagship LLC in and to the Auto Loans listed in Schedule A and the Other Conveyed Property with respect thereto. It is the intention of Flagship LLC and Prudential that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Auto Loans and the Other Conveyed Property from Flagship LLC to Prudential and the beneficial interest in and title to the Auto Loans and the Other Conveyed Property shall not be part of Flagship LLC's estate in the event of the filing of a bankruptcy petition by or against Flagship LLC under any bankruptcy law. If, notwithstanding the intent of Flagship LLC and Prudential, the transfer and assignment contemplated hereby is held not to be a sale and/or contribution, Flagship LLC hereby grants a first priority security interest to Prudential in the property conveyed pursuant to this Section 2.1(a), and this Agreement shall be construed so as to further such intent.

     (b) Auto Loans Purchase Amount. Simultaneously with the conveyance of the Auto Loans and the Other Conveyed Property with respect thereto by Flagship LLC to Prudential, on the Closing Date, Prudential shall (i) pay to Flagship LLC $249,062,500.00, and (ii) after giving full effect to the transactions contemplated by the Owner Trust Purchase Agreement and the conveyance of property thereunder, sell, assign, transfer, set over and otherwise convey unto Flagship LLC, without recourse, all of its right, title and interest (legal and beneficial) in, to and with respect to the Trust Certificates, the Trust Agreement, the Trust or in property conveyed to the Trust and any and all legal or equitable rights, choses in action, interests and other forms of property of any nature whatsoever (if any remain) relating to the Trust and the Trust's property, such conveyance to be in the form attached as Schedule C.

     SECTION 2.2. Optional Purchase of All Auto Loans

     (a) (i) On the last day of any Collection Period as of which the outstanding aggregate principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes, Flagship LLC shall have the option to purchase all remaining Auto Loans from the Issuer (with the consent of the Insurer if such purchase would result in a claim on the Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid).

To exercise such option, Flagship LLC shall (subject to the proviso below) deposit in the Collection Account an amount equal to the aggregate Purchase Amount for such Auto Loans (including Charged-off Auto Loans), plus the appraised value of any other property held by the Issuer, such value to be determined by an appraiser mutually agreed upon by Flagship LLC, the Insurer and the Indenture Trustee, and shall succeed to all interests in and to the Issuer; provided, however, that the amount to be paid for such purchase shall be sufficient to pay the full amount of principal and interest, if any, then due and payable on the Notes and all amounts due to the Insurer under the Transaction Documents.

     (b) Notice of the optional purchase of all the Auto Loans shall be given by Flagship LLC to the Issuer, the Indenture Trustee, the Depositor, the Insurer and the Rating Agencies.

     SECTION 2.3. Conditions to Depositor's Obligations. It shall be a condition to the obligations of the Depositor hereunder that all of the conditions to the obligations of the Underwriter under the Underwriting Agreement shall have been satisfied.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties of Flagship LLC as Seller. By its execution of this Agreement, Flagship LLC makes the following representations and warranties on which Prudential relies in purchasing the Auto Loans and the Other Conveyed Property with respect thereto and in transferring the Auto Loans and the Other Conveyed Property with respect thereto to the Issuer under the Owner Trust Purchase Agreement. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, contribution, transfer and assignment of the Auto Loans and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by Prudential to the Issuer under the Owner Trust Purchase Agreement, and the subsequent pledge thereof by the Issuer to the Indenture Trustee under the Indenture. Flagship LLC and Prudential agree that Prudential will assign to the Issuer all of Prudential's rights and interests under the Agreement and the Issuer will pledge all of such interests to the Indenture Trustee, and that the Indenture Trustee will thereafter be entitled to enforce this Agreement directly against Flagship LLC in the Indenture Trustee's own name on behalf of the Noteholders and the Insurer.

     (a) Organization and Good Standing. Flagship LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Auto Loans and the Other Conveyed Property transferred to Prudential.


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


     (b) Due Qualification. Flagship LLC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, in each case, except where failure to do so will not have a material adverse effect on Flagship LLC or its ability to perform its obligations under this Agreement.

     (c) Power and Authority. Flagship LLC has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; Flagship LLC has full power and authority to sell and assign the Auto Loans and the Other Conveyed Property to be sold and assigned to and deposited with Prudential hereunder and has duly authorized such sale and assignment to Prudential by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Transaction Documents to which Flagship LLC is a party have been duly authorized by Flagship LLC by all necessary corporate action.

     (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Auto Loans and the Other Conveyed Property, enforceable against Flagship LLC and creditors of and purchasers from Flagship LLC; and this Agreement and the Transaction Documents to which Flagship LLC is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of Flagship LLC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or LLC agreement of Flagship LLC, or any indenture, agreement, mortgage, deed of trust or other instrument to which Flagship LLC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to Flagship LLC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Flagship LLC or any of its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to Flagship LLC's knowledge, threatened against Flagship LLC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Flagship LLC or its properties (A) asserting the invalidity of this Agreement, the Notes or any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by Flagship LLC of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) relating to Flagship LLC and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Tax Returns. Flagship LLC has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The chief executive office of Flagship LLC is at 1 International Plaza, Philadelphia, Pennsylvania 19113.

     SECTION 3.2. Representations and Warranties of Prudential as Purchaser. By its execution of this Agreement, Prudential makes the following representations and warranties on which Flagship LLC relies in selling, assigning, transferring and conveying the Auto Loans and the Other Conveyed Property to Prudential hereunder. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, contribution, transfer and assignment of the Auto Loans and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by Prudential to Prudential and the sale, transfer and assignment thereof by Prudential to the Issuer under the Owner Trust Purchase Agreement, and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. Prudential has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Auto Loans and the Other Conveyed Property transferred hereunder.

     (b) Due Qualification. Prudential is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, in each case, except where failure to do so will not have a material adverse effect on Prudential or its ability to perform its obligations under this Agreement.

     (c) Power and Authority. Prudential has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; Prudential has full power and authority to acquire the Auto Loans and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer by it; and the execution, delivery and performance of this Agreement and the Transaction Documents to which Prudential is a party have been duly authorized by Prudential by all necessary corporate action.

     (d) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Auto Loans and the Other Conveyed Property, enforceable against Prudential and creditors of and purchasers from Prudential; and this Agreement and the Transaction Documents to which Prudential is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of Prudential enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of Prudential, or any indenture, agreement, mortgage, deed of trust or other instrument to which Prudential is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Transaction Documents, or violate any law, order, rule or regulation applicable to Prudential of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Prudential or any of its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to Prudential's knowledge, threatened against Prudential, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Prudential or its properties (A) asserting the invalidity of this Agreement, the Notes or any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by Prudential of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) relating to Prudential and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

     (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

     (h) Tax Returns. Prudential has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

     (i) Chief Executive Office. The chief executive office of Prudential is at One New York Plaza, 14th Floor, New York, New York 10292.

In the event of any breach of a representation and warranty made by Prudential hereunder, Flagship LLC covenants and agrees that Flagship LLC will not take any action to pursue any remedy that either may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes or other similar securities issued by the Trust, or another trust or similar vehicle formed by the Issuer, or any obligations, notes or other securities issued by Prudential have been paid in full. Flagship LLC and Prudential agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Prudential or by the Indenture Trustee on behalf of the Noteholders and the Insurer.

                                   ARTICLE IV
                            COVENANTS OF FLAGSHIP LLC

     SECTION 4.1. Protection of Title of Prudential and the Trust.

     (a) Flagship LLC shall execute, file, record and register such financing statements and cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of Prudential under this Agreement, and of the Trust and the Indenture Trustee under the Indenture and the Sales and Servicing Agreement, in the Auto Loans and the Other Conveyed Property, and in the proceeds thereof. Flagship LLC shall deliver (or cause to be delivered) to Prudential, the Owner Trustee, the Insurer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. If Flagship LLC fails to perform its obligations under this subsection, Prudential, the Owner Trustee or the Indenture Trustee may do so, at the expense of Flagship LLC.

     (b) Flagship LLC shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by Flagship LLC (or by Prudential, the Trust or the Indenture Trustee on behalf of Flagship LLC ) in accordance with Section 4.1(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless Flagship LLC shall have given Prudential, the Owner Trustee, the Insurer and the Indenture Trustee at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.


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


     (c) Flagship LLC shall give Prudential, the Owner Trustee, the Insurer and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Flagship LLC shall at all times maintain each office from which it services Auto Loans and its principal executive office within the United States of America.

     (d) If at any time Flagship LLC proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Auto Loans) to any prospective purchaser, lender or other transferee, Flagship LLC shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Auto Loan, indicate clearly that such Auto Loan is owned by the Trust and pledged to the Indenture Trustee (unless such Auto Loan has been paid in full or purchased).

     (e) Promptly after taking the foregoing actions described in Sections 4.1(b) or (c), Flagship LLC shall deliver to the Indenture Trustee, the Insurer and the Owner Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the interest of the Indenture Trustee in the Auto Loans and the Other Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

     SECTION 4.2. Other Liens or Interests. Flagship LLC shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Auto Loans, except for the Lien in favor of Prudential, the Lien in favor of the Issuer, the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and the Insurer and the restrictions on transferability imposed by the Transaction Documents or (ii) sign or file under the UCC of any jurisdiction any financing statement that names Flagship LLC, the Issuer or Prudential as a debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, with respect to the Auto Loans, except in each case any such instrument solely securing the rights and preserving the Lien of Prudential, the Lien of the Issuer and the Lien of the Indenture Trustee, for the benefit of the Noteholders and the Insurer or as otherwise permitted under this Agreement or the Transaction Documents.

     SECTION 4.3. Costs and Expenses. Flagship LLC shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Sales and Servicing Agreement and its Transaction Documents.


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

                                    ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.1. Liability of Flagship LLC. Flagship LLC shall be liable in accordance herewith only to the extent of the obligations of this Agreement specifically undertaken by Flagship LLC and its representations and warranties.

     SECTION 5.2. Merger or Consolidation of Flagship LLC. Flagship LLC shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of Flagship LLC's business or assets unless the Insurer has given its prior written consent and any such successor corporation shall execute an agreement of assumption of every obligation of Flagship LLC under its Transaction Documents and, whether or not such assumption agreement is executed, shall be the successor to Flagship LLC under this Agreement without the execution or filing of any document (or any further act on the part of any of the parties to this Agreement). Flagship LLC shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 5.2 to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency. Notwithstanding the foregoing, Flagship LLC shall not merge or consolidate with any other Person or permit any other Person to become a successor to Flagship LLC's business, unless: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 3.1 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction); (ii) Flagship LLC shall have delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with; and (iii) Flagship LLC shall have delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of Prudential, the Issuer and the Indenture Trustee in the Auto Loans or (B) no such action shall be necessary to preserve and protect such interest.

     SECTION 5.3. Limitation on Liability of Flagship LLC and Others. Flagship LLC and any director or officer or employee or agent of Flagship LLC may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Flagship LLC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

     SECTION 5.4. Conveyance of the Auto Loans and the Other Conveyed Property to the Issuer. Flagship LLC acknowledges that Prudential intends, pursuant to the Owner Trust Purchase Agreement, to convey the Auto Loans and the Other Conveyed Property, together with its respective rights under this Agreement, to the Issuer on the date hereof. Flagship LLC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of Flagship LLC contained in this Agreement, and the rights of Prudential hereunder, are intended to benefit the Indenture Trustee, the Trust, the Noteholders and the Insurer. In furtherance of the foregoing, Flagship LLC covenants and agrees to perform its duties and obligations hereunder in accordance with the terms hereof for the benefit of the Indenture Trustee, the Trust, the Insurer and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, Flagship LLC shall be directly liable to the Indenture Trustee, the Insurer and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or Prudential to perform its duties and obligations hereunder or under the Sale and Servicing Agreement), and that the Owner Trustee and the Indenture Trustee may enforce the duties and obligations of Flagship LLC under this Agreement against Flagship LLC for the benefit of the Trust, the Noteholders and the Insurer, respectively.

     SECTION 5.5. Amendment.

     (a) This Agreement may be amended by Flagship LLC and Prudential without the consent of any of the Certificateholder or the Noteholders, but with the consent of the Insurer, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders, provided, that any such action under this clause (iii) shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency, adversely affect in any material respect the interests of the Noteholders or the Insurer.

     (b) This Agreement may also be amended from time to time by Flagship LLC and Prudential with the consent of the Insurer and a Note Majority (which consent of any Holder of a Note given pursuant to this Section 5.5(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Auto Loans, payments that shall be required to be made on any Note, the interest rate payable on any Note, or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

     (c) Prior to the execution of any such amendment or consent under Section 5.5(a) or (b), Flagship LLC shall furnish five days prior written notification of such amendment or consent to each Rating Agency and the Insurer.

     (d) Promptly after the execution of any such amendment or consent under
Section 5.5(b), the Indenture Trustee shall furnish a copy of such amendment or consent to the Insurer and each Noteholder.

     (e) It shall not be necessary for the consent of Noteholders pursuant to
Section 5.5(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     SECTION 5.6. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth in Section 9.4 of the Sales and Servicing Agreement. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

     SECTION 5.7. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Sales and Servicing Agreement and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Sales and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 5.8. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 5.10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 5.11. Nonpetition Covenant. Until one year and one day following the payment in full of all amounts due in respect of the Notes, Flagship LLC shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Prudential under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Prudential or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Prudential.

     SECTION 5.12. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 5.2, this Agreement may not be assigned by Flagship LLC or Prudential.

     SECTION 5.13. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Article V, no other Person shall have any right or obligation hereunder except that the Insurer and the Indenture Trustee shall be express third party beneficiaries of this Agreement entitled to enforce the provisions hereof as if each were a party hereto. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     SECTION 5.14. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Trust, the Indenture Trustee, the Insurer and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Depositor Purchase Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                                            FLAGSHIP AUTO LOAN FUNDING LLC 1999-
                                            II, as Seller


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            PRUDENTIAL SECURITIES SECURED
                                            FINANCING CORPORATION, as Purchaser


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE A



                             SCHEDULE OF AUTO LOANS



                       On file with the Indenture Trustee.

                                                                      SCHEDULE B

                                LEGAL PROCEEDINGS

                                      None.

                                                                      SCHEDULE C

                                   ASSIGNMENT

     For value received, in accordance with and subject to the Depositor Purchase Agreement dated as of November 1, 1999 (the "Depositor Purchase Agreement"), between the undersigned and Flagship Auto Loan Funding LLC 1999-II ("Flagship LLC"), and after giving full effect to the transactions contemplated by the Owner Trust Purchase Agreement and the conveyance of property thereunder, the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto the Seller, without recourse, all of its right, title and interest (legal and beneficial) in, to and with respect to the Trust Certificates, the Trust Agreement, the Trust or in property conveyed to the Trust and any and all legal or equitable rights, choses in action, interests and other forms of property of any nature whatsoever (if any remain) relating to the Trust and the Trust's property.

     Capitalized terms not defined herein have the meanings set forth in the Depositor Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of November 24, 1999.


                                         PRUDENTIAL SECURITIES SECURED FINANCING
                                            CORPORATION


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:









                                       C-2